EXHIBIT 4.3
EXECUTION VERSION

INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 9, 2020, is between WILMINGTON TRUST, NATIONAL ASSOCIATION, as 7.375% Notes Representative and 7.375% Notes Collateral Agent (each as defined below) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as 8.75% Notes Representative and 8.75% Notes Collateral Agent (each as defined below), and acknowledged and agreed to by URBAN ONE, INC. (formerly known as Radio One, Inc.) (the “Company”) and the other Grantors (as defined below). Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Parity Lien Intercreditor Agreement (as defined below).
RECITALS:
WHEREAS, the Company is party to that certain Indenture dated as of April 17, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “7.375% Notes Indenture”) governing that certain 7.375% Senior Secured Notes due 2022 (the “7.375% Notes”), by and among the Company, as issuer, the other guarantors from time to time party thereto (together with the Company, the “Grantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “7.375% Notes Representative”) and collateral agent (“7.375% Notes Collateral Agent”);
WHEREAS, the Company is party to that certain Indenture dated as of November 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time the “8.75% Notes Indenture” and together with the 7.375% Notes Indenture, the “Indentures”) governing that certain 8.75% Senior Secured Notes due 2022 (the “8.75% Notes”), by and among the Company, as issuer, the Grantors and Wilmington Trust, National Association, as trustee (in such capacity, the “8.75% Notes Representative” and together with the 7.375% Notes Representative, the “Representatives”) and collateral agent (the “8.75% Notes Collateral Agent” and together with the 7.375% Notes Collateral Agent, the “Collateral Agents”);
WHEREAS the 7.375% Notes Representative, the 7.375% Notes Collateral Agent, the 8.75% Notes Representative and the 8.75% Notes Collateral Agent are parties to that certain Parity Lien Intercreditor Agreement, dated as of April 17, 2015 (the “Parity Lien Intercreditor Agreement”), by and among Jefferies Finance LLC, as the Initial Parity Lien Representative and the Initial Parity Lien Collateral Agent (each as defined in the Parity Lien Intercreditor Agreement), the 7.375% Notes Representative, as the Initial Other Representative and the 7.375 Notes Collateral Agent, as Initial Other Collateral Agent (as defined in the Parity Lien Intercreditor Agreement), the 8.75% Notes Representative, as an Additional Parity Lien Representative and the 8.75 Notes Collateral Agent, as Additional Parity Lien Collateral Agent (as defined in the Parity Lien Intercreditor Agreement) and each additional representative and collateral agent from time to time party thereto, and acknowledged and agreed to by the Company and the Grantors;

WHEREAS the 7.375% Notes Representative, the 7.375% Notes Collateral Agent, the 8.75% Notes Representative and the 8.75% Notes Collateral Agent are parties to that certain Intercreditor Agreement, dated as of April 21, 2016 (the “ABL Intercreditor Agreement”), by and among Wells Fargo Bank, National Association, as the Initial ABL Collateral Agent (as defined in the ABL Intercreditor Agreement), the 7.375% Notes Representative, as the Notes Trustee, the 7.375% Notes Collateral Agent, as the Notes Collateral Agent (each as defined in the ABL Intercreditor Agreement), Guggenheim Securities Credit Partners, LLC, as the Credit Agreement Administrative Agent and The Bank of New York Mellon, as the Credit Agreement Collateral Agent (each as defined in the ABL Intercreditor Agreement), the 8.75% Notes Representative, as a Parity Lien Representative (as defined in the ABL Intercreditor Agreement) and each additional parity lien representative and ABL collateral agent from time to time party thereto, and acknowledged and agreed to by the Company and the Grantors; and
WHEREAS each Indenture directs its respective Representative to enter into this Agreement pursuant to which any Proceeds (as defined in the Parity Lien Intercreditor Agreement) received by the 7.375% Notes Representative or the 7.375% Notes Collateral Agent pursuant to the Parity Lien Intercreditor Agreement shall be turned over to the 8.75% Notes Representative to the extent of the amounts owed to holders of the 8.75% Notes then outstanding to be distributed to the holders of the 8.75% Notes in accordance with the 8.75% Notes Indenture.
AGREEMENT:
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.	Application of Proceeds.
Notwithstanding anything to the contrary set forth in the ABL Intercreditor Agreement or the Parity Lien Intercreditor Agreement, until the Discharge of the Parity Lien Obligations with respect to the 8.75% Notes, the 7.375% Notes Representative and the 7.375% Notes Collateral Agent hereby agrees that it will promptly turn over all Proceeds up to the amount of Parity Lien Obligations then outstanding with respect to the 8.75% Notes that it receives pursuant to the Parity Lien Intercreditor Agreement for the benefit of the holders of the 7.375% Notes to the 8.75% Notes Representative to be distributed by the 8.75% Notes Representative to the holders of the 8.75% Notes in accordance with the 8.75% Notes Indenture.
2.	Integration/Conflict.
This Agreement represents the entire agreement of each Representative with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. There are no promises, undertakings, representations or warranties by any Representative or Parity Lien Claimholder relative to the subject matter hereof not expressly set forth or referred to herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Parity Lien Intercreditor Agreement, the provisions of this Agreement shall govern and control.

3.	Effectiveness; Continuing Nature of this Agreement; Severability.
This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the Parity Lien Claimholders of any Series may continue, at any time and without notice to any Parity Lien Claimholder of any other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting Parity Lien Obligations in reliance hereon. Each Representative and each Collateral Agent, on behalf of itself and each other Parity Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect with respect to any Representative or Collateral Agent and the Parity Lien Claimholders represented by such Representative or Collateral Agent and their Parity Lien Obligations, on the date on which no Parity Lien Obligations of such Parity Lien Claimholders are any longer secured by, or required to be secured by, any of the Collateral pursuant to the terms of the applicable Parity Lien Documents, subject to the rights of the Parity Lien Claimholders under Section 2.6 of the Parity Lien Intercreditor Agreement; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.
4.	Amendments; Waivers.
No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are adversely affected or which by the terms of this Agreement expressly requires the Company’s consent.

5.	Submission to Jurisdiction; Certain Waivers.
Each Collateral Agent and each Representative, on behalf of itself and each other Parity Lien Claimholder represented by it, hereby irrevocably and unconditionally:
(a) submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive (subject to clause (c) below) general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;
(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement shall affect any right that any Collateral Agent, Representative or other Parity Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement against such Grantor or any of its assets in the courts of any jurisdiction;
(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in clause (a) above (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 7 below (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);
(f) agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and
(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

6.	WAIVER OF JURY TRIAL.
EACH PARTY HERETO, THE COMPANY AND EACH OTHER GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH SUCH PARTY HERETO AND THE COMPANY AND EACH OTHER GRANTOR HAVE BEEN INDUCED TO ENTER INTO OR ACKNOWLEDGE THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
7.	Notices.
Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the joinder agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.	GOVERNING LAW.
THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

9.	Binding on Successors and Assigns.
This Agreement shall be binding upon each Representative and each Collateral Agent, the Parity Lien Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time. If any of the Representatives and/or Collateral Agents resigns or is replaced pursuant to the applicable Parity Lien Documents its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.
10.	Section Headings.
Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
11.	Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any signature to this agreement may be delivered by facsimile, electronic mail (including pdf) and may be in the form of an electronic signature (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this agreement.
Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
12.	Authorization.
By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

13.	No Third Party Beneficiaries.
None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in each case, as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Parity Lien Obligations as and when the same shall become due and payable in accordance with their terms. Without limitation of any other provisions of this Agreement, the Company and each Grantor hereby (a) acknowledges that it has read this Agreement and consents hereto, (b) agrees that it will not take any action that would be contrary to the express provisions of this Agreement and (c) agrees to abide by the requirements expressly applicable to it under this Agreement.
14.	Additional Grantors.
Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any Parity Lien Collateral Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such Parity Lien Collateral Document.
 [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as 7.375% Notes Representative and 7.375% Notes Collateral Agent
By:	/s/ Hallie E. Field
Name:	Hallie E. Field
Title:	Vice President

WILMINGTON TRUST , NATIONAL ASSOCIATION, as 8.75% Notes Representative and 8.75% Notes Collateral Agent
By:	/s/ Hallie E. Field
Name:	Hallie E. Field
Title:	Vice President

[Signature Page to Intercreditor Agreement]

Acknowledged and Agreed to by:

URBAN ONE, INC.
By:	/s/ Peter D. Thompson
Name:	Peter D. Thompson
Title:	EVP and CFO

RADIO ONE LICENSES, LLC
BOSSIPMADAMENOIRE, LLC
CLEOTV, LLC
RO ONE SOLUTION, LLC
BELL BROADCASTING COMPANY, LLC
RADIO ONE OF DETROIT, LLC
RADIO ONE OF CHARLOTTE, LLC
CHARLOTTE BROADCASTING, LLC
RADIO ONE OF NORTH CAROLINA, LLC
BLUE CHIP BROADCASTING, LTD.
BLUE CHIP BROADCASTING LICENSES, LTD.
RADIO ONE OF INDIANA, LLC
RADIO ONE OF INDIANA, L.P.
RADIO ONE OF TEXAS II, LLC
SATELLITE ONE, L.L.C.
RADIO ONE CABLE HOLDINGS, LLC
NEW MABLETON BROADCASTING CORPORATION
RADIO ONE MEDIA HOLDINGS, LLC
RADIO ONE DISTRIBUTION HOLDINGS, LLC
INTERACTIVE ONE, INC.
INTERACTIVE ONE, LLC
DISTRIBUTION ONE, LLC
REACH MEDIA, INC.
GAFFNEY BROADCASTING LLC
RADIO ONE URBAN NETWORK HOLDINGS, LLC
TV ONE, LLC

By:	/s/ Peter D. Thompson
Name:	Peter D. Thompson
Title:	Vice President

[Signature Page to Intercreditor Agreement]

EXHIBIT A

[FORM OF] GRANTOR JOINDER AGREEMENT
[   ], 20[  ]

Reference is made to the INTERCREDITOR AGREEMENT dated as of November 9, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) between WILMINGTON TRUST, NATIONAL ASSOCIATION, as 7.375% Notes Representative and WILMINGTON TRUST, NATIONAL ASSOCIATION, as 8.75% Notes Representative, and acknowledged and agreed to by URBAN ONE, INC. (formerly known as Radio One, Inc.) as the Company and the other Grantors party thereto.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, [______________], a [________________], (the “New Grantor”) wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 13 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the Representatives, the Collateral Agents and the Parity Lien Claimholders:

Section 1. Accession to the Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 13 thereof, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement. This Grantor Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 14 of the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Representative, each Collateral Agent and to the Parity Lien Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 7 of the Intercreditor Agreement.

The provisions of Sections 3, 6, 8, 10, 11 and 13 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ]
By:
Name:
Title:

[Signature Page to Grantor Joinder Agreement]